EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Joint Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of ComSouth Bankshares, Inc. of our report dated January 31, 1998, which appears after page 16 of ComSouth Bankshares, Inc.'s 1997 Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in such Joint Proxy Statement/Prospectus.

                                            J.W. HUNT AND COMPANY, LLP

Columbia, South Carolina
June 12, 1998